Exhibit (h)(2)(i)

AMENDMENT TO THE

2ND VOTE FUNDS - FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, to the Fund Accounting Servicing Agreement, dated as of November 3, 2020 (the “Agreement”), is entered into as of the last date on the signature block, by and between 2ND VOTE FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the 2VA American Freedoms ETF and remove the 2nd Vote Founding Freedoms ETF; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written below.

2ND VOTE FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Daniel Grant	By:	/s/ Anita Zagrodnik

Name:	Daniel Grant	Name:	Anita Zagrodnik

Title:	President	Title:	Senior Vice President

Date:	9/23/2021	Date:	10/21/2021

Exhibit A to the

2nd Vote Funds- Fund Accounting Servicing Agreement

Name of Series

2ndVote Society Defended ETF
2ndVote Life Neutral Plus ETF
2VA American Freedoms ETF

2